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             [WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP LETTERHEAD]






                               December 22, 1999



Philadelphia Consolidated Holding Corp.
One Bala Plaza, Suite 100
Bala Cynwyd, PA 19004

         RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

        As counsel for Philadelphia Consolidated Holding Corp., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") in connection with the proposed offer and sale, from time to time, of up to 1,037,772 shares of the Common Stock, no par value (the "Common Shares") of the Company by certain holders (the "Selling Shareholders") of the Common Shares.

        In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

        In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

        In rendering this opinion, we have assumed that there will be no changes in applicable law between the date of this opinion and any date of delivery of the Common Shares.

        Based upon the foregoing, it is our opinion that:

        The Common Shares held by the Selling Shareholders have been validly issued and are fully paid and non-assessable.
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Philadelphia Consolidated Holding Corp.
December 22, 1999
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        We hereby consent to the reference to our firm in the Registration
Statement under the Prospectus caption "Legal Opinions" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations thereunder.

                                   Very truly yours,



                              WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP